SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 16, 2004

Rexhall Industries, Inc.
(Exact name of registrant as specified in charter)

California	0-10067	95-4135907
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)
46147 7th Street West, Lancaster California 93534
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (661) 726-0565

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 16, 2004 the Board of Directors of registrant unanimously voted to cause registrant to deregister its common stock and terminate its reporting obligations under the Securities Exchange Act of 1934, with the result that registrant’s common stock will be terminated from quotation on The Nasdaq Stock Market effective upon the filing with the Securities and Exchange Commission of a Form 15. Registrant is filing the Form 15 with Securities and Exchange Commission to effect the termination of its common stock concurrently with the filing of this Form 8-K.

Item 8.01 Other Events

On November 22, 2004, registrant issued a press release announcing the decision of its Board of Directors to file a Form 15 to terminate the registration of its common stock under the Securities Exchange Act of 1934. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference

Item 9.01 Exhibits

Exhibit 99.1    Press Release of November 22, 2004

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rexhall Industries, Inc.
(Registrant)

Date: November 22, 2004
By: /s/ William J. Rex
William J. Rex, President and Chief Executive Officer